Exhibit 99.1

Mace Security International Reports Financial Results for the First Half and Second Quarter of 2004 Including 178% Growth in Electronic Surveillance Products Revenue

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--Aug. 12, 2004--Mace Security International, Inc. ("Mace" or "the Company") (Nasdaq:MACE), a manufacturer of electronic surveillance and personal defense products, and an owner and operator of car and truck wash facilities, today announced financial results and increases in revenues from its Electronic Surveillance Products Division. For the second quarter, revenues from this division rose 153%, from $529,000 in 2003 to $1.34 million in 2004. For the six months ended June 30, revenues from this division increased 178%, from $900,000 in 2003 to $2.5 million in 2004.

    Financial Results - First Half of 2004 compared to First Half of
2003

    Total revenues for the six months ended June 30, 2004 were $25.3 million as compared to $24.9 million for the first half of 2003. The increase in revenues over last year was due to the previously discussed increase in revenues from the Electronic Surveillance Products Division. Revenues from the Security Products Segment rose from $2.3 million in the first half of 2003 to $3.9 million in the first half of 2004, an increase of $1.6 million, or 70%. The 2003 revenue was comprised of $900,000 from Electronic Surveillance Products and $1.4 million from Consumer Products and the 2004 revenue was comprised of $2.5 million from Electronic Surveillance Products and $1.4 million from Consumer Products. The Consumer Products Division manufactures and sells Mace brand aerosol defense sprays and personal safety devices.
    Revenues from the Car and Truck Wash Segment decreased by $1.2 million in the first half of 2004 as compared to the same period of 2003, primarily as a result of the closing or divesting of three unprofitable car wash facilities and a lube facility during 2003, an increase in inclement weather in our Northeast, Florida, and Texas regions, and the impact of a slower economy. The volume-related decrease in car wash revenue was partially offset by a 3.3% increase in average wash and detail revenue per car, from $14.37 in the first half of 2003 to $14.84 in 2004.
    Gross profit as a percentage of revenues was 28.2% for the first half of 2004 compared to 28.3% for the first half of 2003. The gross profit percentage for 2004 was comprised of 36% for the Security Products Segment and 27% for the Car and Truck Wash Segment, while the 2003 gross profit percentage was comprised of 43% for the Security Products Segment and 27% for the Car and Truck Wash Segment. The decrease in the profit margin in the Security Products Segment was due to increased sales of products, such as monitors, which are sold at lower profit margins, and an increase in sales to larger distributors at lower profit margins in order to gain market share.
    Selling, general and administrative ("SG&A") expenses for the first half of 2004 increased by $531,000 over the same period in 2003 primarily due to the expansion of the Electronic Surveillance Products Division, which added additional marketing costs and selling and administrative personnel costs as staff was added to handle planned growth. In the second quarter of 2003 we fully wrote down, by $351,000, assets at one of our Arizona car care locations that we determined to be impaired.
    Operating income for the first half of 2004 was $1.14 million as compared to $1.26 million in the first half of 2003. The decrease in operating income was principally the result of the above-mentioned volume-related decrease in revenues in the Car and Truck Wash Segment, and the increased SG&A costs in the Electronic Surveillance Products Division, partially offset by increased gross profit generated by the Security Products Segment and the impact of the 2003 impairment charge noted above.
    EBITDA for the first half of 2004 was $2.24 million, or 8.9% of revenues, as compared to 2003 EBITDA of $2.41 million, or 9.7% of revenues. Net income for the first half of 2004 was $203,000, or $.02 per share, as compared to 2003 net income of $254,000, or $.02 per share.

    Financial Results - Second Quarter of 2004 compared to Second
Quarter of 2003

    Total revenues for the three months ended June 30, 2004 were $12.6 million as compared to $12.3 million for the same period of 2003. The increase in revenues over last year was primarily due to an increase in revenues from the Electronic Surveillance Products Division. Revenues from the Security Products Segment rose from $1.16 million in the second quarter of 2003 (comprised of $529,000 from Electronic Surveillance Products and $628,000 from Consumer Products) to $2.0 million in the second quarter of 2004 (comprised of $1.34 million from Electronic Surveillance Products and $700,000 from Consumer Products), an increase of $846,000 or 73%.
    Revenues from the Car and Truck Wash Segment decreased by $558,000 in the second quarter of 2004 as compared to the same period of 2003, primarily as a result of the closing or divesting of three unprofitable car wash facilities and a lube facility during 2003, an increase in inclement weather in our Northeast, Florida and Texas regions, and the impact of a slower economy. The volume-related decrease in car wash revenue was partially offset by a 2.2% increase in average wash and detail revenue per car, from $14.98 in the second quarter of 2003 to $15.31 in the second quarter of 2004.
    Gross profit as a percentage of revenues was 27.4% for the second quarter of 2004 compared to 27.5% for the same period of 2003. The gross profit percentage for 2004 was comprised of 34% for the Security Products Segment and 26% for the Car and Truck Wash Segment, while the 2003 gross profit percentage was comprised of 44% for the Security Products Segment and 26% for the Car and Truck Wash Segment. The decrease in the profit margin in the Security Products Segment was due to increased sales of products, such as monitors, which are sold at lower profit margins, and an increase in sales to larger distributors at lower profit margins in order to gain market share.
    SG&A expenses for the second quarter of 2004 increased by $279,000 compared to the same period in 2003, primarily due to the expansion of the Electronic Surveillance Products Division. In the second quarter of 2003 we fully wrote down, by $351,000, assets at one of our Arizona car care locations that we determined to be impaired.
    Operating income for the second quarter of 2004 was $429,000 as compared to $289,000 in the same quarter of 2003. The increase in operating income was the result of increased gross profit generated by the Security Products Segment and the impact of the 2003 impairment charge noted above, partially offset by the volume-related decrease in revenues in the Car and Truck Wash Segment and the increased SG&A costs in the Electronic Surveillance Products Division.
    EBITDA for the second quarter of 2004 was $921,000, or 7.3% of revenues, as compared to 2003 EBITDA of $863,000, or 7.0% of revenues. The second quarter of 2004 resulted in a net loss of $14,000, or $0.00 per share, as compared to the 2003 net loss of $88,000, or $(0.01) per share.
    The Company's net book value was $68.7 million or $4.83 per share at June 30, 2004. In addition, Mace had $105 million in total assets, including $18.8 million of cash and cash equivalents at June 30, 2004.

    Mace Security International, Inc. is a manufacturer of electronic surveillance and personal defense products, and an owner and operator of car and truck wash facilities. Additional information about Mace is available at www.mace.com.

    The Company included within this press release EBITDA, which is a non-GAAP financial measure. EBITDA is calculated as net income adding back interest expense, income taxes, depreciation, and amortization expense. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends without the impact of certain non-cash charges. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles.

    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intend to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, limited capital resources, the effects of weather on the demand for car care services, the effects of rapid growth on the Company and the ability of management to effectively respond to that growth, our ability to achieve operating synergies, our ability to compete against established competitors, regulatory matters, the effects of competition, and our ability to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained in the Company's SEC filings, including its S-3 registration statements, Form 10-K for 2002, Form 10-K for 2003, Form 10-Q for the quarter ended March 31, 2003, Form 10-Q for the quarter ended June 30, 2003, Form 10-Q for the quarter ended September 30, 2003, Form 10-Q for the quarter ended March 31, 2004, and Form 10-Q for the quarter ended June 30, 2004. This press release should be read in conjunction with the financial statements and notes contained in the Company's annual report on Form 10-K and the Company's quarterly reports on Form 10-Q.



                             TABLES FOLLOW


                  Mace Security International, Inc.
                Consolidated Statements of Operations
               (In thousands, except share information)
                             (Unaudited)

                                             Six Months Ended June 30,
                                             -------------------------
                                                 2004        2003 (2)
                                             -------------------------
Revenues
  Car wash and detailing services            $    17,476  $    18,804
  Lube and other automotive services               1,825        2,045
  Fuel and merchandise sales                       2,101        1,797
  Security products sales                          3,879        2,282
                                             ------------ ------------
                                                  25,281       24,928
Cost of revenues
  Car wash and detailing services                 12,413       13,411
  Lube and other automotive services               1,407        1,587
  Fuel and merchandise sales                       1,826        1,563
  Security products sales                          2,498        1,300
                                             ------------ ------------
                                                  18,144       17,861

Selling, general and administrative expenses       5,008        4,477
Depreciation and amortization                        994          975
Asset impairment charge                                -          351
                                             ------------ ------------

Operating income                                   1,135        1,264

Interest expense, net                               (929)      (1,033)
Other income                                         111          167
                                             ------------ ------------
Income before income taxes                           317          398

Income tax expense                                   114          144
                                             ------------ ------------

Net income                                   $       203  $       254
                                             ============ ============

Per share of common stock (basic and
 diluted):
Net income                                   $      0.02  $      0.02
                                             ============ ============

Weighted average shares outstanding
  Basic                                       12,978,459   12,408,513
  Diluted                                     13,389,706   12,411,656

EBITDA (1)                                   $     2,240  $     2,406
EBITDA %                                             8.9%         9.7%

(1) EBITDA is calculated as net income adding back interest expense, income taxes, depreciation and amortization expense. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash charges. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to net income:

                                             Six months ended June 30,
                                                  (In thousands)
                                                 2004         2003
                                             ------------ ------------
EBITDA                                       $     2,240  $     2,406
Depreciation and amortization                       (994)        (975)
Interest expense, net                               (929)      (1,033)
Income tax expense                                  (114)        (144)
                                             ------------ ------------
Net income                                   $       203  $       254
                                             ============ ============

(2) Certain amounts have been reclassified in 2003 to conform to the 2004 presentation


                  Mace Security International, Inc.
                Consolidated Statements of Operations
               (In thousands, except share information)
                             (Unaudited)

                                           Three Months Ended June 30,
                                           ---------------------------
                                               2004         2003 (2)
                                           ------------- -------------
Revenues
  Car wash and detailing services          $      8,565  $      9,259
  Lube and other automotive services                895         1,024
  Fuel and merchandise sales                      1,142           877
  Security products sales                         2,003         1,157
                                           ------------- -------------
                                                 12,605        12,317
Cost of revenues
  Car wash and detailing services                 6,126         6,706
  Lube and other automotive services                703           810
  Fuel and merchandise sales                      1,000           768
  Security products sales                         1,317           646
                                           ------------- -------------
                                                  9,146         8,930

Selling, general and administrative
 expenses                                         2,537         2,258
Depreciation and amortization                       493           489
Asset impairment charge                               -           351
                                           ------------- -------------

Operating income                                    429           289

Interest expense, net                              (450)         (511)
Other (expense) income                               (1)           85
                                           ------------- -------------
Loss before income taxes                            (22)         (137)

Income tax benefit                                   (8)          (49)
                                           ------------- -------------

Net loss                                   $        (14) $        (88)
                                           ============= =============

Per share of common stock (basic and
 diluted):
Net loss                                   $      (0.00) $      (0.01)
                                           ============= =============

Weighted average shares outstanding
  Basic                                      13,495,889    12,406,805
  Diluted                                    13,495,889    12,406,805

EBITDA (1)                                 $        921  $        863
EBITDA %                                            7.3%          7.0%

(1) EBITDA is calculated as net loss adding back interest expense, income taxes, depreciation and amortization expense. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash charges. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although securities analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions used by other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to net loss:

                                           Three months ended June 30,
                                                 (In thousands)
                                               2004          2003
                                           ------------- -------------
EBITDA                                     $        921  $        863
Depreciation and amortization                      (493)         (489)
Interest expense, net                              (450)         (511)
Income tax benefit                                    8            49
                                           ------------- -------------
Net loss                                   $        (14) $        (88)
                                           ============= =============

(2) Certain amounts have been reclassified in 2003 to conform to the 2004 presentation

    CONTACT: Mace Security International, Inc., Mount Laurel
             Eduardo Nieves, Jr., 856-778-2300
             www.mace.com